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                      PATTERSON, BELKNAP, WEBB & TYLER LLP

                          1133 Avenue of the Americas
                            New York, NY  10036-6710
                                  212-336-2000

Christopher C. Angell      Jeffrey I.D. Lewis              Of Counsel
Douglas E. Barzelay        Robert P. LoBue
Susan F. Bloom             Mary M. Luria                   Harold R. Tyler, Jr.
Henry P. Bubel             Ellen M. Martin                 __________
William F. Cavanaugh, Jr.  Maureen W. McCarthy
Lisa E. Cleary             Thomas C. Morrison              Herbert H. Chaice
John Delli Venneri         Bernard F. O'Hare               Michael Finkelstein
Gregory L. Diskant         Peter J. Pettibone              Robert M. Pennoyer
David F. Dobbins           Thomas W. Pippert               Robert B. Shea
David W. Dykhouse          Andrew D. Schau                 C. Sidamon-Eristoff
Robert J. Egan             John E. Schmeltzer, III         Ira T. Wender, P.C.
Robert H. M. Ferguson      John P. Schmitt                 _________
Philip R. Forlenza         Stephen W. Schwarz
Eugene M. Gelernter        Arthur D. Sederbaum             Fax
Alan Gettner               Karl E. Seib, Jr.               212-336-2222
David M. Glaser            Richard R. Upton
Antonia M. Grumbach        Theodore B. Van Itallie, Jr.    Writer's direct line
Scott Horton               John D. Winter                  212-336-2580
Jane B. Jacobs             Stephen P. Younger
Jeffrey E. LaGueux         Steven A. Zalesin
Kim J. Landsman

                                October 22, 1996


        American Exploration Company
        1331 Lamar, Suite 900
        Houston, Texas 77010-3088

        Dear Sirs:

               Reference is made to the proposed registration by American Exploration Company, a Delaware corporation (the "Company"), of 3,579,229 shares (the "Shares") of common stock, par value $.05 per share ("Common Stock"), as contemplated by the Company's Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Registration Statement"), consisting of 3,000,000 shares of Common Stock to be issued and sold by the Company and 579,229 shares of Common Stock, in the aggregate, to be sold by the Selling Stockholders identified in the Registration Statement (the "Selling Stockholders"), together with up to 536,884 additional shares of Common Stock (the "Additional Shares"), 480,000 of which may be issued and sold by the Company, and 56,884 of which may be sold by one of the Selling Stockholders, pursuant to the underwriters' over-allotment options as described in the Registration Statement.

               As set forth in the Registration Statement, certain legal matters are being passed on for you by this firm. At your request, this opinion of counsel is being furnished to you for filing as Exhibit 5 to the Registration Statement. In such capacity, we have examined the Restated Certificate of Incorporation and the Bylaws of the Company, as amended to date and have examined all statutes and other records, instruments and documents pertaining to the Company that we have deemed necessary to examine for the purposes of this opinion.

               Based upon such examination, we are of the opinion that:

               1. The Company is a corporation duly incorporated, validly existing and in





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October 22, 1996
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good standing under the laws of the State of Delaware.

       2. Upon the issuance and sale by the Company of the Shares and any Additional Shares that may be purchased pursuant to the Underwriting Agreement from the Company for the consideration provided for in the Underwriting Agreement, such Shares and any such Additional Shares will be duly authorized, validly issued, fully paid and nonassessable.

       3. The Shares and the Additional Shares, if any, to be sold by the Selling Stockholders have been duly authorized and validly issued and are fully paid and nonassessable.

       The opinions expressed in this letter are solely for use by the Company in filing the Registration Statement and these opinions may not be relied on by any other person without our prior written approval.


       We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.


                                            PATTERSON, BELKNAP, WEBB & TYLER LLP


                                            By: /s/ JOHN E. SCHMELTZER, III
                                               ---------------------------------